UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 9, 2007

                            Industrial Minerals, Inc.
                            -------------------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)



      000-30651                                                   11-3763974
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(Commission File Number)                                     (I.R.S. Employer
                                                             Identification No.)

          2500 One Dundas Street West, Toronto, Ontario, Canada M5G 1Z3
        ----------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (416) 979-4621



                  ---------------------------------------------
              (Former name, former address and former fiscal year,
                          if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Explanation on Amendment: The 8-K filed on July 12, 2007 contained an error in the number of units sold to one investor. The corrected Item 3.02 is as follows:


Item 3.02     Unregistered Sales of Equity Securities.

On July 9, 2007, the Company closed two private placements. The first was a sale to a single investor of 910,000 units at $0.10 per unit. Each Unit consisting of one share of common stock and one common stock purchase warrant entitling the owner to acquire an additional share of common stock at $0.10 per share on or before April 3, 2009. The second placement was a sale to a single investor of 5,000,000 units at $0.05 per unit. Each Unit consisting of one share of common stock and one common stock purchase warrant entitling the owner to acquire an additional share of common stock at $0.05 per share on or before April 3, 2008. The shares contained in the units represent approximately 8% of the prior outstanding shares.

With respect to the unregistered sales made, the Company relied on Section 4(2) of the Securities Act of 1933, as amended and Regulation S. No advertising or general solicitation was employed in offering the securities. The securities were offered to sophisticated investors who were provided all of the current public information available on the Company.




                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    INDUSTRIAL MINERALS, INC.

                                          (Registrant)

                                    Dated: July 16, 2007

                                    /s/ Robert Dinning
                                    ------------------
                                    Robert Dinning, Chief Financial Officer
                                    & Director